newsrelease

Investors — James M. Gruskin 800/497-6329

Media — Tyler D. Gronbach 919/297-1541
David C. Swanson Appointed Chairman of the Board
By R.H. Donnelley’s Directors
Cary, N.C., May 3, 2006 — R.H. Donnelley Corporation (NYSE: RHD) announced today that its board of directors has appointed David C. Swanson as the company’s chairman of the board effective immediately. In addition to the chairman’s responsibilities, Swanson will continue as CEO, directing the company’s strategic agenda with overall responsibility for operation of the company.
Swanson, 51, joined R.H. Donnelley in 1985 as an account executive and spent several years building a solid base of experience in a number of key leadership positions before assuming the position of CEO in May of 2002. He also served as the company’s chairman of the board from December 2002 until the company acquired Dex Media in January 2006.
“I am honored to once again serve as R.H. Donnelley’s chairman. For more than a century, our company’s local commercial search solutions have been helping consumers find the businesses that sell the products and services they need and want. I look forward to continuing to work with the board and management team to expand our efforts in delivering great products to consumers and value to advertisers and shareholders,” said Swanson.
The board made the appointment after learning that the former chairman, George A. Burnett, was resigning as chairman and from the board of directors to spend more time with family and focus on other career interests.
“I want to thank George for helping us successfully launch the Dex integration process and ensure a smooth transition over the last several months,” Swanson added.
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About R.H. Donnelley
R.H. Donnelley is one of the nation’s leading Yellow Pages and online local commercial search companies. The company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the company’s more than 600 directories, online city guides, and search websites to find businesses that provide the services they need. RHD’s directories, which have a circulation of approximately 80 million, are marketed under three of the industry’s most recognized brands: AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and Northwest Indiana; Dex® Yellow Pages and Sprint Yellow Pages®. R.H. Donnelley’s expanding presence on the Internet now includes the Best Red Yellow Pages® brand at bestredyp.com®, in AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through DexOnline® at DexOnline.com®. Visit www.rhd.com for more information.
Safe Harbor Provision
Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to RHD, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex Media, Inc., including future financial and operating results, RHD’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the Dex transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex transaction making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” Dex Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” as well as RHD’s and Dex Media’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.